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                                                                     EXHIBIT 10c

                              TERMINATION OF LEASE


         THIS TERMINATION OF LEASE (this "Agreement") is made this 11th day of February, 2000 between TOWER PLACE JOINT VENTURE, a joint venture and successor in interest to Crow-Charlotte Retail #2, Ltd. ("Landlord"), and GENERAL CINEMA CORP. OF NORTH CAROLINA ("Tenant").

                              Background Statement

         A. Crow-Charlotte Retail #2, Ltd., predecessor in interest to Landlord, and Tenant entered into that certain Theatre Lease dated July 23, 1985 ("Lease") covering certain premises located in Charlotte, North Carolina and described more particularly therein (Premises"). Landlord has succeeded to the interest of Crow-Charlotte Retail #2, Ltd. with respect to the Premises and the Lease.

         B. Landlord and Tenant have agreed to terminate the Lease pursuant to the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency is acknowledged, Landlord and Tenant agree as follows:

         1. PAYMENT. On or before the date five (5) business days after Landlord shall have executed this Agreement ("Payment Date"), Tenant shall pay to Landlord, in immediately available funds by wire transfer the sum of Two Million Two Hundred Fifty Thousand and no/100 Dollars ($2,250,000) (the "Release Payment"). The Release Payment shall be wired to the account of Landlord as follows:

                  Account Name:     Tower Place Joint Venture
                  Account Number:   08805059654
                  Bank Name:        Texas Commerce Bank
                  ABA Number:       113000609
                  Contact:          Mitchell Armstrong       FAX (972) 991-9086

         Tenant shall be entitled to a credit against the Release Payment for all base rent, common area maintenance charges and insurance reimbursements paid in accordance with the Lease with respect to the month of January, 2000.

         2. TERMINATION OF LEASE: Landlord agrees that upon timely receipt of the Release Payment on the Payment Date, the term of the Lease will be deemed to have expired as of 11:59 p.m. on the Payment Date and Tenant shall have no further obligation to Landlord with respect to the Lease or the Premises, other than those obligations and liabilities which pursuant to the provisions of the Lease or applicable law would survive the Lease's expiration. Tenant agrees that on the Effective Date Tenant shall vacate the Premises and surrender exclusive possession thereof to Landlord in full compliance with all provisions of the Lease.

         3. ADDITION PRO-RATA AMOUNTS. Tenant shall remain responsible for all charges accruing under the Lease through the Effective Date including but not limited to common area maintenance charges, common area maintenance reconciliation amounts, base rent, and Tenant's pro-rata share of 1999 property taxes, which pro-rata share of taxes equals the amount of Twenty Eight Thousand Seven Hundred Nineteen and 54/100 Dollars ($28,719.54). No amounts paid by Tenant to Landlord under this Section shall reduce the Release Payment except as expressly provided in Section 1.

         4. ACCESS TO PREMISES. Tenant agrees that notwithstanding the provisions of the Lease to the contrary Landlord shall have access to the Premises to show the property to prospective tenants.

         5. REPRESENTATIONS AND WARRANTIES. Landlord and Tenant hereby represent and warrant unto the other that (a) the execution, delivery and performance of this Agreement has been duly authorized by each party, respectively; and (b) Landlord and Tenant are the "Landlord" and "Tenant" respectively, under the Lease, and that no assignment of each of their respective interest have been made.

         6. RELEASE. (a) Upon timely performance by Tenant of all of its obligations under this Agreement and all obligations accruing under the Lease on or before December 31, 1999, Landlord shall release and forever discharge Tenant and its officers, directors, shareholders, partners, agents, employees, predecessors, successors and assigns, including but not limited to Harcourt General, Inc. (formerly known as General Cinema Corporation), from all claims, contracts, liabilities, obligations or causes of action of any kind, whether known or unknown, fixed or contingent, liquidated or unliquidated, whether sounding in contract or tort, including but not limited to, all claims arising out of or existing in connection with the occupancy of the Premises or the execution of the Lease or any of the terms or provisions thereof, except for Tenant's obligations pursuant to this Agreement, provided, however, that this release shall not cover any rights of Landlord which by their nature would have survived the expiration or early termination of the Lease, all of which are specifically reserved by Landlord.


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         (b) Tenant hereby releases and forever discharges Landlord and its officers, directors, shareholders, partners, members, managers, agents, employees, predecessors, successors and assigns from all claims, contracts, liabilities, obligations or causes of action of any kind, whether known or unknown, fixed or contingent, liquidated or unliquidated, whether sounding in contract or tort, including but not limited to, all claims arising out of or existing in connection with the occupancy of the Premises or the execution of the Lease or any of the terms or provisions thereof, except for Landlord's obligations pursuant to this Agreement.


         7. CONFIDENTIALITY. Tenant shall not at any time or in any manner, either directly or indirectly, disclose, divulge, communicate or otherwise reveal or allow to be revealed to any third party the terms, substance or content of this Agreement or the terms, substance or content of any communications, whether written or oral, concerning the negotiation, execution or implementation of this Agreement.

         8. BROKERAGE COMMISSIONS. Landlord hereby indemnifies and holds Tenant from all loss, claim, obligation, liability, damage, expense, actions and demands of every kind or nature, including without limitation reasonable attorneys' fees, relating to any brokerage commissions which may now or hereafter be claimed with respect to the Lease or a replacement tenant leasing the Premises.

         9. GOVERNING LAW. This Agreement shall be enforced and interpreted according to the laws of the State of North Carolina excluding any choice of law rule which would direct the application of the law of any other state.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed as of the day and year first above written.



                                   TENANT:
Date of Signature by Tenant:
                                   GENERAL CINEMA CORP. OF NORTH CAROLINA
January 13, 2000

                                   By:  /s/ Frank Stryjewski
                                      -----------------------------------------
                                   Its: President

                                   LANDLORD:
Date of Signature by Landlord:
                                   TOWER PLACE JOINT VENTURE, a joint venture
February 11, 2000
                                   By: Murray Income Properties I, Ltd., a Texas
                                       limited partnership, a Joint Venture

                                       By:  Murray Realty Investors VIII, Inc.
                                            a Texas corporation, General Partner

                                            By: /s/ Brent Buck
                                               --------------------------------
                                            Title:  Executive VP